MASTER AMENDMENT AND AGREEMENT #2

     This Amendment and Agreement #2 (this "Agreement") is entered into as of this 22nd day of May, 1996 by and among the selling entities set forth on the signature pages attached hereto (each entity being referred to herein as a "Seller" and collectively as the "Sellers") and ERP Operating Limited Partnership, an Illinois limited partnership ("Purchaser").

                                R E C I T A L S

     A. Each Seller and the Purchaser have entered into an Agreement of Sale dated as of April 23, 1996 (herein called the "Purchase Agreement") for the sale by such Seller to Purchaser of certain property described therein. All capitalized terms which are used herein but which are not otherwise defined herein shall have the meaning ascribed to such terms in the applicable Purchase Agreement.

     B. Each Purchase Agreement provides that during the Approval Period, Purchaser shall have the right to review the status of title of the Property (including, determining what endorsements, if any, the Title Insurer will make available to Purchaser).

     C. Each Purchase Agreement further provides that each Seller will deliver to Purchaser an Updated Survey and Purchaser shall have ten (10) days from the date of receipt of the Updated Survey to approve the Updated Survey.

     D. Purchaser has reviewed the status of title for each Property and has reviewed certain of the Updated Surveys.

     E. The Purchase Agreements further provide that promptly following the Approval Period, Purchaser and each Seller will identify the exceptions to title which have been agreed to by Purchaser and such Seller.

     F. The parties desire to enter into this Agreement to identify the "Permitted Exceptions" for each Property and to set forth the parties agreement with respect to title and survey matters as of the date hereof and to also set forth certain additional agreements of the parties.

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Seller (with respect to the Purchase Agreement to which such Seller is a party) and the Purchaser, hereby agree as follows:



                               A G R E E M E N T


     1.   Surveys.

          A. As of the date hereof, Purchaser has not yet received and/or reviewed the Updated Surveys for the following properties:

               (1)  Briarwood Place
               (2)  Canyon Sands
               (3)  Desert Sands
               (4)  Sunnyoak Village
               (5)  Rosehill Pointe
               (6)  Post Place

     In accordance with each Purchase Agreement, Purchaser shall have ten (10) days following Purchaser's receipt of each Updated Survey to approve or disapprove of the applicable Updated Survey, all as more specifically set forth in each Purchase Agreement. If the Updated Survey is approved by Purchaser, all items disclosed by the Updated Survey shall be "Permitted Exceptions".

          B. In addition, Purchaser has reviewed and approved of the Updated Surveys for the following properties.

               (1)  Brierwood Apts.
               (2)  Country Ridge
               (3)  Forest Ridge I
               (4)  Forest Ridge II
               (5)  Lakeville
               (6)  Mallard Cove
               (7)  Park Place I
               (8)  Park Place II
               (9)  Ridgetree I
               (10) Ridgetree II


     Each Seller (solely with respect to the Property owned by such Seller) hereby agrees to reasonably assist Purchaser in causing the surveyor to correct certain clean up items identified by Purchaser during its review of the Survey.

     2. Title Matters. Purchaser has reviewed the title commitments for all of the properties. Attached hereto as Exhibit A is a list of "Permitted Exceptions" for each Property. Notwithstanding anything contained in this Agreement or the exhibits hereto to the contrary, any Permitted Exceptions set forth on Exhibit A which have the notation "awaiting survey" written next to the applicable Permitted Exception (herein called "Survey Based Exceptions") have not been agreed to by Purchaser because Purchaser has not yet reviewed the Updated Survey which identifies the location of the applicable Permitted Exception. Purchaser shall have until 10 days following Purchaser's receipt of the Updated Survey to advise the applicable Seller, in writing, whether any Survey Based Exception is or is not reasonably acceptable to Purchaser. If Purchaser advises the applicable Seller that any Survey Based Exception is not reasonably acceptable to Purchaser, then the applicable Seller shall have five
(5) business days following receipt of such notice, to elect to either terminate the applicable Purchase Agreement, in which case the applicable
Earnest Money, including interest thereon, shall be returned to Purchaser immediately following the applicable Seller's receipt of the Reports or (ii)



agree to cure the title objections identified by Purchaser, which cure may be effectuated by causing the Title Insurer, at such Seller's expense, to insure over any objection, if applicable.

     3. Assignment of Partnership Interests. If requested to do so by Purchaser, each Seller hereby agrees, at no cost or expense to such Seller, to cooperate in good faith with Purchaser in structuring the conveyance of Property by the applicable Seller to Purchaser as a conveyance of title to such Property by the applicable Seller into a partnership or limited liability company having the applicable Seller and/or affiliates of the applicable Seller as its sole partners (or members) and then, at closing, assigning to Purchaser the partnership (or membership) interests in the partnership (or limited liability company). In such case, the Purchaser hereby agrees to indemnify and hold the applicable Seller harmless from and against any and all loss, cost, expense, liability or damage (including reasonable attorneys fees) incurred by such Seller arising out of Seller's conveyance in and out of such partnership (or limited liability company) provided that such loss, cost, expense, liability or damage (including reasonable attorneys fees) would not have been suffered or incurred by such Seller if such Property had been conveyed directly by such Seller to Purchaser.

     4.   Miscellaneous

          A. Except as modified herein, each Purchase Agreement shall remain unmodified and in full force and effect.

          B. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                        [See Attached Signature Blocks]




                         PURCHASER

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                              a Maryland real estate investment
                              trust

                              By:    /s/Linda A. Menich
                                 ------------------------------------
                              Name:  Linda A. Menich
                                 ------------------------------------
                              Title: Assistant Vice President
                                 ------------------------------------




                              Post Place Apartments

                              GEORGIA PLACE PARTNERS, an Illinois general partnership

                              By:  BIPIDS Limited Partnership, an Illinois
                                   limited partnership, a general partner

                                   By:  IDS Balcor Income Partners A Real
                                        Estate Limited Partnership, a Delaware
                                        limited partnership, its general
                                        partner

                                        By:  Balcor Affiliated Partners-87,
                                             Inc., an Illinois corporation,
                                             its general partner

                                             By: /s/Alan Lieberman
                                                ---------------------------
                                             Name:  Alan Lieberman
                                             Its:  Authorized Agent